EXHIBIT 23.2
WILLIAM M. COBB & ASSOCIATES, INC.
August 6, 2008
Contango Energy Company
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098
Re:  Contango Energy Company, Amendment No. 1 to the Registration Statement on Form 10
Gentlemen:
     The firm of William M. Cobb & Associates, Inc. consents to the use of its name and to the use of its report regarding Contango Oil & Gas Company’s Proved Reserves as of June 30, 2007 in Contango Energy Company’s Amendment No. 1 to the Registration Statement on Form 10.
     William M. Cobb & Associates, Inc. has no interests in Contango Oil & Gas Company, Contango Energy Company, or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee otherwise connected with Contango Oil & Gas Company or Contango Energy Company. We are not employed on a contingent basis by either Contango Oil & Gas Company or Contango Energy Company.
Yours very truly,
WILLIAM M. COBB & ASSOCIATES, INC.

/s/ F.J. MAREK F.J. MAREK, P.E.
Senior Vice President